EXHIBIT 99.2

                            AMERICAN RIVER BANKSHARES

                   1998 DEFERRED COMPENSATION PLAN (Restated)
                   ------------------------------------------

Effective May 1, 1998, American River Bankshares established an unfunded plan for the purpose of providing deferred compensation for a select group of management and highly compensated employees. Following the release of proposed regulations under Section 409A of the Code on October 4, 2005, the Plan has been restated to comply with the requirements of Section 409A and to clarify certain provisions of the Plan.

                                    RECITALS

WHEREAS, Employees eligible to participate in this Plan are employed by Employer; and

WHEREAS, Employer desires to amend the Plan to comply with Section 409A and the Employees desire the Employer to pay deferred compensation to or for the benefit of Employees, or a designated Beneficiary, or both;

NOW, THEREFORE, the Employer hereby restates this Plan, effective January 1,
2005.

                                    SECTION 1
                                   DEFINITIONS

         1.1 "Account" shall mean the separate account(s) established under this Plan for each participating Employee. The Employer shall furnish each Employee with a statement of his or her account balance at least annually.

         1.2 "Beneficiary" shall mean the Beneficiary designated by the Employee under Section 4, to receive the Employee's deferred compensation benefits in the event of his or her death.

         1.3 "Change in Control" shall mean, with respect to an Employee, the occurrence of a "Change in Control Event" described in Subsection 1.3(a) with respect to a corporation that is a "Service Recipient" as defined in Subsection 1.3(d). The term "Change in Control" as defined in this Section 1.3 is intended to comply with all relevant provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5) relating to changes in the ownership or effective control of a corporation and changes in the ownership of a substantial portion of the assets of a corporation.

         (a) A "Change in Control Event" occurs on the date any of the following events occur:

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                  (i)      Any one person, or more than one person acting as a
         group ("Person"), acquires ownership of stock of a corporation that, together with stock previously held by such Person, raises the total ownership from less than 50 percent of the total fair market value or total voting power of such corporation to more than 50 percent of such value or power.

                  (ii) Any Person acquires, during the 12-month period ending on the date of the most recent acquisition, ownership of 35 percent or more of the total voting power of the stock of a corporation, without regard to the stock owned by the Person before the commencement of the 12-month period.

                  (iii) A majority of the members of a corporation's board of directors is replaced in a 12-month period by directors who were not endorsed by a majority of the board prior to the election or appointment of each director.

                  (iv) Any Person acquires, during the 12-month period ending on the date of the most recent acquisition, assets from a corporation with a gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of such corporation prior to such acquisition or acquisitions. Gross fair market value shall be determined without regard to any liabilities associated with the assets. However, this subsection (iv) shall not apply to the transfer of assets: (1) to an entity that is controlled by the shareholders of such corporation immediately after the transfer;
         (2) to a shareholder of such corporation with respect to the shareholder's stock or in exchange for more stock; (3) to an entity of which such corporation owns 50 percent or more of the total value or voting power immediately after the transaction; (4) to a Person that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of such corporation immediately following the transaction; or (5) to an entity, at least 50 percent of the total value or voting power of which is owned immediately following the transaction, directly or indirectly, by a Person which owns directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of such corporation.

         (b) If any Person controls a corporation under subsections (a)(i) or (ii), the acquisition of additional control by the same Person shall not cause a Change in Control.

         (c) Persons will be considered to be acting as a group in accordance with the provisions of Proposed Treasury Regulation Section 1.409A-3(g)(5)(vii)(C). For example, Persons will not be considered to be acting as a group solely because they purchase or own stock of a corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with a Service Recipient. Furthermore, if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in each corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the merged corporation.

         (d)      The term "Service Recipient" includes all of the following:
(i) the corporation for which an Employee performs services (relating to Compensation deferred under this Agreement) at the time of a Change in Control Event; (ii) any corporation liable to pay deferred compensation under this Plan;
(iii) any corporation which owns more than 50 percent of the total fair market value and total voting power of any corporation described in clause (i) or (ii); and (iv) any corporation in a chain of corporations in which each

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corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain ending in a corporation described in clause (i) or (ii).

         1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         1.5 "Committee" shall mean the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 7 hereof.

         1.6 "Compensation" shall mean the "base salary" and "cash bonuses" as those terms are defined in Section 3.1.

         1.7 "Effective Date" shall mean May 1, 1998, unless otherwise specified by the Employer in a resolution approving and adopting this Plan.

         1.8 "Employee" shall mean each employee of the Employer who is selected to participate in this Plan pursuant to Section 2. References to Employee shall include references to an Employee's Beneficiary where the context so requires.

         1.9 "Employer" shall mean American River Bankshares, any successor, and any subsidiary that receives services from an Employee.

         1.10 "Plan Year" shall mean the year beginning each January 1 and ending December 31; notwithstanding the foregoing, the initial Plan Year shall mean the period beginning with the Effective Date and ending on December 31, 1998.

         1.11 "Plan" shall mean the American River Bankshares 1998 Deferred Compensation Plan.

         1.12 "Permanent Disability" shall have the meaning given such term in the Employer's Disability Plan; provided that the Executive must, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months (i) be unable to engage in any substantial gainful activity or (ii) receive income replacement benefits for a period of at least three months under an accident and health plan covering other employees of the Employer. An Employee will not be considered to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Committee, in its sole discretion.

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         1.13     "Separation from Service" shall mean the termination of the employment relationship between the Employee and the Employer. No Separation from Service occurs while an Employee is on military leave, sick leave, or other bona fide leave of absence until the period of leave exceeds six months or, if longer, the length of absence to which the Employee has a right under contract or statute or is otherwise permitted by the Employer.

         1.14 "Unforeseeable Emergency" shall mean a severe financial hardship of an Employee or Beneficiary resulting from (i) an illness or accident of the Employee or Beneficiary, of a spouse of the Employee or Beneficiary, or of a dependent (as defined by Code ss. 152(a)) of the Employee or Beneficiary;
(ii) the loss of property of the Employee or Beneficiary due to casualty; or
(iii) any other similar extraordinary and unforeseeable circumstance arising as a result of an event or events beyond the control of the Employee or a Beneficiary. The Committee, in its sole discretion, shall determine whether a hardship constitutes an Unforeseeable Emergency based on all relevant facts and circumstances. By way of example and not limitation, an Unforeseeable Emergency shall include, but not be limited to (i) the need to pay funeral expenses of a spouse or dependent, (ii) the need to pay expenses for medical care for an Employee, the Employee's spouse, or any dependent of the Employee, or (iii) payments necessary to prevent the eviction of an Employee from the Employee's principal residence or foreclosure on the mortgage on that residence.

                                    SECTION 2
                                   ELIGIBILITY

         2.1 Eligibility. Eligibility to participate in the Plan shall be limited to full-time, executive and senior management officers of the Employer with the title of chief executive officer, president, executive vice president, or senior vice president, and who have been selected by the Committee to participate in the Plan. The Committee shall designate Employees who shall be covered by this Plan in a separate Acknowledgment, in the form attached hereto as Appendix 1, for each such Employee. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Employee and delivered to the Employer, provided that deferral of compensation under the Plan shall not commence until the Employee has complied with the election procedures set forth in Section 3.3. Nothing in the Plan or in the Acknowledgment shall be construed to require any contributions to the Plan on behalf of the Employee by the Employer.

                                    SECTION 3
                              DEFERRED COMPENSATION

         3.1 Deferred Compensation. (a) Each participating Employee may elect, in accordance with Section 3.3 of this Plan, to defer annually the receipt of a portion of the Compensation for active service otherwise payable to

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him or her by the Employer during each year or portion of a year that the
Employee shall be employed by the Employer. Any Compensation deferred by Employee pursuant to Section 3.3 shall be recorded by the Employer in an Account, maintained in the name of the Employee, which Account shall be credited with a dollar amount equal to the total amount of Compensation deferred during each Plan Year under the Plan, together with earnings thereon credited in accordance with Section 3.10, less taxes payable by the Employer on account of such earnings. All deferrals shall be fully vested at all times. Deferral elections shall be subject to a minimum dollar amount and maximum percentage amounts as follows: (i) the minimum annual deferral amount is $5,000 which shall be withheld from the employee's "base salary" or "cash bonus", and (ii) the maximum deferral percentage amount is 80% of the Employee's "base salary" and 100% of the Employee's "cash bonus". For purposes of this Section 3.1 and Appendix 3 hereto, "base salary" means an Employee's regular annual compensation for a Plan Year, determined as of the first day of that year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to any other plans of the Employer and other special compensation. For purposes of this Section 3.1 and Appendix 3 hereto, "cash bonus" shall mean amounts (if any) awarded under the bonus policies maintained by the Employer.

         (b) Amounts deferred under the Plan shall be calculated and withheld from the Employee's base salary and/or cash bonus after such compensation has been reduced to reflect salary reduction contributions to the Employer's Code Section 401(k) (savings) plan.

         3.2 Payment of Account Balances. (a) The Employee shall elect whether he or she will receive distribution of his or her entire Account, subject to tax withholding requirements, (i) upon reaching a specified age; (ii) upon passage of a specified number of years; (iii) upon Separation from Service, or (iv) upon the earlier or latter to occur of (A) Separation from Service or
(B) passage of a specified number of years, as elected by the Employee. The Employee shall also elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of sixty (60), one hundred twenty (120) or one hundred eighty (180) months, pursuant to the provisions of Section 3.2(e). A designation of the date and form of distribution, pursuant to the requirements of Section 3.4, shall be required as a condition of participation in this Plan.

         (b) Distributions shall be made to the maximum extent allowable under the election made by the Employee, except no distribution shall be made
(i) in violation of Section 3.8 below or (ii) to the extent that the receipt of such distribution, when combined with the receipt of all other "applicable employee remuneration" (as defined in Code Section 162(m)(4)), would cause any remuneration received by the Employee to be nondeductible by the Employer under Code Section 162(m)(1). The portion of any distribution amount that is not distributed by operation of this Section 3.2(b) shall be distributed at the earliest date on which the amount not distributed or any portion of the amount not distributed may be distributed without causing any remuneration received by the Employee to be nondeductible by the Employer under Code ss. 162(m)(1).

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

         (c) Upon termination of an Employee's employment with the Employer by reason of Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of this Section 3.2, the Employee or the Employee's designated Beneficiary shall be entitled to receive all amounts credited to the Account of the Employee as of the date of his or her Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Said amounts shall be payable pursuant to the provisions of Section 3.2(e).

         (d) In the event that the Employee dies prior to commencement or completion of distribution of the entire balance of the Employee's Account, the balance of the Account on the date of death shall be payable to Employee's Beneficiary pursuant to the provisions of Section 3.2(e).

         (e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to the Employee's Account, in a lump sum or in monthly installments as designated by the Employee pursuant to Section
3.4. Distribution of the lump sum or the first installment shall be made or commence within thirty (30) days following the date elected pursuant to Section 3.2(a) except as provided in Section 3.8. Subsequent installments, if any, shall be made on the first day of each month following the first installment, or as soon thereafter as administratively practicable, as determined by the Employer. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Employee's distribution election. Each installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid.

         3.3 Election to Defer Compensation. (a) Each election of an Employee to defer Compensation as provided in Section 3.1 of this Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, at least twenty (20) days prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to Employee; however, an Employee may elect to defer "performance-based compensation" (as defined by Section 409A of the Code) as late as six (6) prior to the end of the performance period (i.e. by June 30, 2006 for 2006 performance-related compensation).

         (b) An Employee who is hired or promoted during a Plan Year to a position of eligibility and who is selected by the Committee for participation in the Plan shall have twenty (20) days from the date of such selection in which to submit the required election documents for the then-current Plan Year. Only Compensation attributable to services performed after the required election documents are received by the Employer may be deferred.

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         (c)      A deferral election shall be irrevocable with respect to any
Compensation covered by such election, including Compensation payable in the Plan Year in which an election suspending or modifying the prior deferral election is delivered to the Employer. A deferral election shall continue in force for each successive year until or unless (i) suspended or modified by the filing of a new election in accordance with the requirements of this Section 3.3 or (ii) cancelled pursuant to Section 3.7(b).

         (d) The Employer shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of cash bonus specified to be deferred at the time or times such bonus is or otherwise would be paid to the Employee.

         (e) The election to defer Compensation shall be in the form attached as Appendix 3.

         3.4 Distribution Election. (a) Each distribution election of an Employee as provided in Section 3.2 of this Plan shall be in writing, signed by the Employee and delivered to Employer, together with all documents required under the provisions of this Plan, at least twenty (20) days prior to the beginning of the Plan Year with respect to which the distribution election is to apply.

         (b) An Employee who is hired or promoted during a Plan Year to a position of eligibility and who is selected by the Committee for participation in the Plan shall have twenty (20) days from the date of such selection in which to submit the required election documents for the then-current Plan Year.

         (c) Any distribution election made by an Employee shall be irrevocable with respect to any Compensation covered by such election.

         (d) An Employee's distribution election shall be in the form attached hereto as Appendix 2.

         3.5 Modification of Distribution Election. (a) Before December 31, 2006 an Employee may modify a distribution election relating to any amount deferred before December 31, 2006, except that during 2006 the Employee may not
(i) postpone a payment that would otherwise be received in 2006 or (ii) cause a payment to be made in 2006. A modification under this Subsection 3.5(a) shall be in writing, signed by the Employee and delivered to the Employer on or before December 31, 2006 using the form attached hereto as Appendix 4.

         (b) After December 31, 2006 an Employee may modify a distribution election only if the following requirements are met:

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                  (i)      The modification must be delivered to the Employer at
least 12 months before the scheduled date of the payment to be modified. Consequently, no modification of payments to be made upon reaching a specified age or upon passage of a specified number of years may occur within 12 months of the specified age or the end of the specified number of years;

                  (ii) The modification must defer the payment for at least five (5) years from the date payment would otherwise have begun; and

                  (iii) The modification must be in writing, signed by the Employee and delivered to the Employer using the form attached hereto as Appendix 5.

         3.6 Payment Upon Change in Control. Notwithstanding any other provision of this Plan, an Employee shall receive distribution of his or her Account, pursuant to the provisions of Section 3.2(e), commencing within thirty
(30) days following a Change in Control. Alternatively, an Employee may elect to continue to participate in the Plan following a Change in Control if the Plan remains in effect thereafter and the Employee notifies the Employer in writing, not less than twenty (20) days prior to the effective date of the Change in Control, of the Employee's election to remain a participant in the Plan.

         3.7 Unforeseeable Emergency. Upon the Committee's determination (following petition by the Employee) that an Employee has suffered an Unforeseeable Emergency:

         (a) The Employer shall distribute to the Employee that portion of his or her Account balance that is reasonably necessary to satisfy the severe financial need and to pay taxes reasonably expected as a result of the distribution. The Committee shall take into account the extent the hardship could be relieved through (i) compensation from insurance; (ii) cancellation of further deferrals under this Plan and any other deferred compensation plan in which the Employee participates (whether maintained by the Employer or any other employer); (iii) distributions or loans available without tax penalty from any benefit plan in which the Employee participates (whether maintained by the Employer or any other employer); (iv) loans from commercial sources on reasonable commercial terms; and (v) liquidation of the participant's assets (to the extent such liquidation would not in itself cause severe financial hardship). For purposes of this paragraph, an Employee's assets shall be deemed to include those assets of the Employee's spouse and minor children that are reasonably available to the Employee.


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         (b)      The Employee's deferral election shall be canceled with
respect to all Compensation earned after the date of the Unforeseeable Emergency. The Employee shall be ineligible to defer any additional Compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. To resume deferrals, the Employee must submit a new deferral election meeting the requirements of Section 3.3.

         3.8 Payments to Key Employees. (a) If (i) any stock of the Employer is traded on an established securities market, (ii) an Employee is considered a Key Employee, and (iii) the Employee receives a distribution because of a Separation from Service then (a) the Employee shall not receive any distribution until the date which is six months after the date of Separation from Service and (b) each scheduled distribution that becomes payable because of the Separation from Service shall be delayed six months.

         (b) Each year on December 31 the Employer shall designate an Employee as a Key Employee if, at any time during the year, the Employee satisfied the definition of Key Employee set forth in Code Section 416(i), without regard to Section 416(i)(5). Designation as a Key Employee shall apply for the 12 month period beginning April 1 after the designation. For example, designation as a Key Employee on December 31, 2005 would apply from April 1, 2006 to March 31, 2007.

         3.9 Employee's Rights Unsecured. The right of the Employee or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Employee nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Employer. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Employer or any other person.

         3.10 Investment of Account. The balance held in the Account shall accrue interest at a rate per annum during a Plan Year equal to four percent (4%) greater than the yield on five (5) year United States Treasury Bond as of the beginning of each Plan Year, which interest should be determined and added to the Account at the end of each calendar month during a Plan Year.

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                                    SECTION 4
                           DESIGNATION OF BENEFICIARY

         4.1 Beneficiary Designation. Employee may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by Employee via written notice thereof to Employer at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to Employer at any time and from time to time prior to Employee's death. If Employee is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage is the community property of the Employee's spouse and Employee may designate a Beneficiary or Beneficiaries to receive only the Employee's one-half interest. If Employee shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form attached hereto as Appendix 6.

                                    SECTION 5
                          UNSECURED GENERAL OBLIGATION

         5.1 No Account Segregation. No special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. All Account balances shall be subject to the claims of general creditors of the Employer in the event the Employer becomes insolvent. The obligations of the Employer to pay benefits under the Plan constitute an unfunded, unsecured general obligation and promise to pay and Employees shall have no greater rights than general creditors of the Employer.

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                                    SECTION 6
                            AMENDMENT AND TERMINATION

         6.1 Amendment. The Employer shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment, if required to comply with applicable law or rules and regulations of governmental or regulatory authorities, including, without limitation, the United States Internal Revenue Service or Department of Labor, California State Franchise Tax Board, Federal Deposit Insurance Corporation or California Commissioner of Financial Institutions. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Employees, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect adversely benefits payable to an affected Employee without the Employee's written approval.

         6.2 At-will Termination. The Employer may terminate this Plan at will. Termination of this Plan shall cease all future deferrals, but shall not accelerate the payment of benefits unless subsection (a) or (b) applies.

         (a) If the following conditions are satisfied, all Employee Accounts will be distributed to Employees within thirty (30) days of the termination of the Plan:

                  (i) All other arrangements sponsored by the Employer that would be aggregated with this Plan under Prop. Reg. ss. 1.409A-1(c) if an Employee participated in such arrangement or arrangements, must also be terminated;

                  (ii) No payment of benefits may occur within 12 months of the termination of this Plan and all other arrangements (other than benefit payments that would be payable without regard to the termination);

                  (iii) All Employee Accounts must be paid to Employees within 24 months of the termination; and

                  (iv) For the five-year period following the date of termination, the Employer may not adopt a new arrangement that would be aggregated as provided in condition (i) with any terminated arrangement.

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         (b)      Plan Termination Upon Dissolution or Bankruptcy. If the
Employer terminates this Plan within 12 months of a corporate dissolution taxed under Code ss. 331, or at any time with the approval of a U.S. Bankruptcy Court pursuant to 11 U.S.C. ss. 503(b)(1)(A), then all Employee Accounts shall be paid to Employees in lump sums and included in the gross income of each Employee in the latest of (i) the calendar year in which the plan termination occurs, (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture or (iii) the first calendar year in which the payment is administratively practicable.

                                    SECTION 7
                                 ADMINISTRATION

         7.1 Administration. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

         7.2 Liability of Committee; Indemnification. To the maximum extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct. The Committee may employ legal counsel, consultants, actuaries and agents as they may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant engaged by the Committee prior to their finalization.

         7.3 Expenses. The costs of the establishment of the Plan and the adoption of the Plan by Employer, including but not limited to legal and accounting fees, and the expenses of administering the Plan shall be borne by the Employer.

                                    SECTION 8
                            GENERAL AND MISCELLANEOUS

         8.1 Notices. All notices and other communications provided for in this Plan shall be given or made by personal delivery or by certified or registered mail, postage prepaid and return receipt requested, or by a nationally recognized overnight courier service, to the address set forth below. All such notices or communications shall be deemed to have been duly given when received by Employer or Employee, or their respective authorized representatives at the address set forth below in the case of the Employer and in Appendix 1 in the case of the Employee, or such changed addresses as may be designated in writing by either party to the other from time to time.

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

                           American River Bankshares
                           3100 Zinfandel Drive, Suite 450
                           Rancho Cordova, CA 95670
                           Attn:  Chairman of the Board

         8.2 Rights Against Employer. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Employee or to any person whomsoever, any legal, equitable or other rights against the Employer, or against its officers, directors, agents or shareholders, or as giving to any Employee or Beneficiary any equity or other interest in the assets, business or shares of Employer stock or giving any Employee the right to be retained in the employment of the Employer. Neither this plan nor any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee. Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its Employees.

         8.3 Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Employee or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Employee or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

         8.4 Severability. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         8.5 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be rear as the singular. When used herein, the masculine gender includes the feminine gender.

         8.6 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of California unless superseded by federal law.

         8.7 Payment Due to Incompetence. If the Committee receives evidence that an Employee or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or legal representative legally appointed by a court of competent jurisdiction or to any other person determined by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Employer may deem proper. Any such payment shall be in complete discharge of the Employer's obligations under this Plan.

         8.8 Taxes. The Employer may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law, regulation or ruling of any governmental authority. All amounts deferred pursuant to this Plan shall constitute "wages" for social security, Medicare and related tax purposes during the year deferred.

         8.9 Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the Parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the Parties agree that a representative member, selected by the mutual agreement of the Parties, of the American Arbitration Association ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the Parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the Parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Sacramento, California, unless otherwise agreed to by the Parties.

         8.10 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Employer and its successors and assigns and the Employee and the Employee's Beneficiary designee, their respective heirs, personal representatives, executors, administrators and legatees.

                                   APPENDIX 1
                                 ACKNOWLEDGEMENT

The undersigned Employee hereby acknowledges that the Employer has selected him or her as a participant in the American River Bankshares 1998 Deferred Compensation Plan, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Employee in conjunction with executing this Acknowledgement. The Employee acknowledges that he or she has had satisfactory opportunity to seek legal counsel and ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked. The Employee also acknowledges that he or she has sufficient knowledge and experience in financing and business matters to be capable of evaluating the merits and risks of participation in the Plan. The Employee understands that his or her participation in the Plan shall not begin until this Acknowledgement has been signed by the Employee and returned to the Employer.

EMPLOYEE                                    AMERICAN RIVER BANKSHARES

Dated:  ___________________________         Dated:  ___________________________

Signed: ___________________________         Signed: ___________________________
                                                    Charles D. Fite
                                                    Chairman of the
                                                    Board of Directors

Employee's Address:

___________________________________

___________________________________

___________________________________

                                   APPENDIX 2

                              DISTRIBUTION ELECTION


Pursuant to Section 3.4 of the American River Bankshares 1998 Deferred Compensation Plan (the "Plan"), I hereby elect to have all amounts credited to my Account during the period of my participation in the Plan, together with any earnings credited thereon, distributed to me on the terms elected below.

I elect to have any distribution of my Account paid to me:

     _______               upon reaching age: ______

     _______               upon the passage of _____ years

     _______               upon Separation from Service

     _______ upon the earlier to occur of Separation from Service or passage of _____ years

     _______ upon the later to occur of Separation from Service of passage of _____ years

I elect to have any distribution of my Account paid to me in:

     _______               a lump sum

     _______ sixty (60) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     _______ one hundred twenty (120) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     _______ one hundred eighty (180) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     Dated:                _________________________

     Signed:               _________________________

                                   APPENDIX 3

                                DEFERRAL ELECTION

I understand that, under Section 3.1 of the American River Bankshares 1998 Deferred Compensation Plan (the "Plan"), the minimum annual deferral amount is $5,000 of base salary or cash bonus and the maximum annual deferral amount is 80% of base salary and 100% of cash bonus for the Plan Year in question. I elect, pursuant to Section 3.3 of the Plan, to make the following compensation deferral(s):

     ______% of base salary or cash bonus (but not to exceed eighty percent (80%) of base salary or one hundred percent (100%) of cash bonus), payable to me by Employer [minimum = $5,000], or

     $______ of base salary or cash bonus payable to me by Employer (but not to exceed eighty percent (80%) of base salary or one hundred percent (100%) of cash bonus) [minimum = $5,000],

                           and

     ______%               of any cash bonus payable to me by Employer, or

     $______               of any cash bonus payable to me by Employer, or

                           all of any cash bonus payable to me by Employer except for $_______

This election shall take effect for the Plan Year beginning the ___ day of ___________, ____. It may be terminated or modified by me only with written notice. The election shall remain in effect for each successive Plan Year until a termination, modification or subsequent election is submitted. The deferral of compensation hereby elected is subject to all of the terms and conditions of the Plan, a copy of which I have been given by the Employer, and which I have read and understood.

     Dated:                _________________________

     Signed:               _________________________

                                   APPENDIX 4

        MODIFICATION OF DISTRIBUTION ELECTION (before December 31, 2006)

Pursuant to Section 3.5(a) of the American River Bankshares 1998 Deferred Compensation Plan (the "Plan"), I hereby elect to have all amounts previously credited to my Account during the period of my participation in the Plan, together with any earnings credited thereon, distributed to me on the terms elected below.

I elect to have any distribution of my Account paid to me:

     _______               upon reaching age: ______

     _______               upon the passage of _____  years

     _______               upon Separation from Service

     _______ upon the earlier to occur of Separation from Service or passage of _____ years

     _______ upon the later to occur of Separation from Service of passage of _____ years

I elect to have any distribution of my Account paid to me in:

     _______               a lump sum

     _______ sixty (60) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     _______ one hundred twenty (120) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     _______ one hundred eighty (180) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     Dated:                _________________________

     Signed:               _________________________

                                   APPENDIX 5

         MODIFICATION OF DISTRIBUTION ELECTION (after December 31, 2006)

Pursuant to Section 3.5(b) of the American River Bankshares 1998 Deferred Compensation Plan (the "Plan"), I hereby elect to postpone previously elected payments as provided below. I understand that if this election does not comply with the following three requirements it is void and unenforceable under the
Plan:

         (a) This Subsequent Election shall not take effect until 12 months after the date on which it is made.

         (b) Any payment with respect to which this Subsequent Election applies must be deferred for at least five years from the date the payment would otherwise have been made.

         (c) No Subsequent Election relating to payments to be made upon reaching a specified age or upon the passage of a specified number of years may be entered into within 12 months of the specified age or the end of the specified number of years.

Under these rules:

___ If my previous election was to receive a distribution upon reaching a specified age, this Subsequent Election may not allow a distribution of the amount specified until five years following the date the specified age will be reached. For example, if a distribution was to be made in the year of my 65th birthday, this election must postpone the distribution until the year of my 70th birthday.

___ If my previous election was to receive a distribution upon the passage of a specified number of years, this Subsequent Election may not allow a distribution of the amount specified until the passage of five years in addition to the number of years previously elected. For example, if a distribution was to be made in 2015, this election must postpone the distribution until 2020.

___ If my previous election was to receive a distribution upon Separation from Service, this Subsequent Election may not allow a distribution of the amount specified until five years following Separation from Service.

___ There must be no possibility that this Subsequent Election will allow a distribution to be made within 5 years after the date the distribution would be made under my previous election. For example, if I previously elected to receive a distribution on Separation from Service I cannot make a Subsequent Election for distribution at age 70, even if I plan on retiring at age 65, because the five year rule would be violated if, for instance, I didn't retire until age 66.

___ If the date payments will begin is deferred for at least five years, I may choose to have the entire amount distributed in a lump sum or under any of the other installment options provided by the Plan, regardless of my previous form of payment election.


I elect

___ to have ______% of the balance of my Account as of the ___ day of ___________, ____,

___  to have $______________of my Account as of the ___ day of __________, ____,

distributed to me

     _______               upon reaching age: ______

     _______               upon the passage of _____  years

     _______ upon the passage of _____ years after Separation from Service

     ______ upon the earlier to occur of the passage of _____ years after Separation from Service or the passage of
                           _____   years

     ______ upon the later to occur of the passage of _____ years after Separation from Service or the passage of ____ years

I elect to have this distribution of my Account paid to me in:

     ______                a lump sum


     ______ sixty (60) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     ______ one hundred twenty (120) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     ______ one hundred eighty (180) monthly installments determined as of each installment date by dividing the entire amount in my Account (including earnings) by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Account.

     Dated:                _________________________

     Signed:               _________________________

                                   APPENDIX 6

                             BENEFICIARY DESIGNATION


In the event I should die prior to the receipt of all money accrued to my credit under this election, I elect to have the balance paid to the following named individual(s) in the following percentage(s):


     100% to my spouse          _________________________________

     _______%                   _________________________________

     _______%                   _________________________________


     Dated:                _________________________

     Signed:               _________________________